UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2009

Universal Travel Group
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51516 (Commission File Number)	90-0296536 (I.R.S. Employer Identification No.)

Shennan Road, Hualian Center, Room 301 - 309 Shenzhen, People’s Republic of China (Address of principal executive offices) (zip code)

86 755 836 68489 (Registrant’s telephone number, including area code)

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 17, 2009, we appointed a new Chief Financial Officer, Yizhao Zhang, pursuant to an employment agreement dated August 17, 2009 and the appointment was effective that date.  On the same date,  Mr. Zhang resigned as director of the Company.

Mr. Jing Xie, our previous Chief Financial Officer will henceforth continue his role as director and Secretary of the Company.

Mr. Zhang , 39,  has over 13 years of experiences in portfolio investment, corporate finance, and accounting. He joined us as our independent director and audit chairman on June 24, 2008. From August 2008 to January 2009, he was the Chief Financial Officer of Energroup Holdings Corp.  From May 2007 through May 2008, he was Chief Financial Officer of Shengtai Pharmaceutical Inc., an OTCBB company. From April 2006 through December 2006, he was the Deputy Chief Financial Officer of China Natural Resources, Inc., a NASDAQ-listed company. From April 2005 through April 2006, he was the vice president and senior manager in Chinawe Asset Management Consultancy Limited, a US public company which mainly manages non-performing loan assets in China. He was a financial consultant with Hendrickson Asset Management Assistance LLP from January 2004 through November 2004. Prior to that he worked from a foreign exchange and common stock trader to a portfolio manager in the South Financial Service Corporation from 1993 to 1999.  Mr. Zhang is a certified public accountant of Delaware, and a member of the American Certified Accountants (AICPA).  Mr. Zhang received a Bachelor degree in Economics from Fudan University, Shanghai in 1992 and obtained an MBA degree with Financial Analysis and Accounting concentrations from the State University of New York, University at Buffalo in 2003.

Mr. Xie, 27, had been serving as our director and Secretary since December 29, 2006.  From March 2005 to December 29, 2006, he served as a Deputy General Manager of Shenzhen Yu Zhi Lu Aviation Service Company Limited. Mr. Xie graduated from Economics & Business Faculty, University of Sydney, Australia, with a Bachelor of Commerce degree.  Mr. Xie was appointed our Chief Financial Officer on February 13, 2009.

Mr. Zhang’s compensation as our Chief Financial Officer is set forth in an employment agreement between Mr. Zhang and us dated August 17, 2009.  Under that agreement, Mr. Zhang  will receive an annual salary of $80,000 and an option to purchase 105,000 shares of common stock of Company at an exercise price equivalent to the closing price per share of common stock on the date of the grant, which option shall vest in one-third installments over three years.  As an additional incentive to Mr. Zhang, we have agreed that all his  options to purchase 100,000 pre-reverse split shares of the Company (33,334 post reverse split) granted to him as compensation for being a director of the Company shall become immediately exerciseable provided always that he shall still serve in the position of Chief Financial Officer of the Company at the time of exercise of this option. Either party may terminate the employment by giving no less than 30 days’ notice.  Mr. Zhang shall also be entitled to medical, health and dental insurance.

Also on August 17, 2009, the board of directors of  the Company appointed Mr. Lawrence Lee as its independent director and new audit chair to replace the position vacated by Mr. Zhang, to serve until the earlier of his resignation, dismissal, death or when his successor is duly elected and qualified.

Mr. Lee’s appointment has been approved by the Company’s Nominating Committee and his compensation approved by the Company’s Compensation Committee.

Lawrence Lee has served as chief financial officer of Synutra International, Inc. a NASDAQ-listed company, since October 1, 2007. From August 1, 2004 to September 30, 2007, Mr. Lee was vice president and chief financial officer of Kasen International Holdings Limited, a public company listed on the Hong Kong Stock Exchange. Prior to that, Mr. Lee served as chief financial officer at Eagle Brand Holdings Limited, a company listed on the Singapore Stock Exchange. Mr. Lee’s experience also includes serving as a financial controller at the Korean division of Exel Plc, and serving as a senior auditor at Waste Management Inc.’s international department in London. Mr. Lee is an associate member of the Association of Chartered Certified Accountants (ACCA). Mr. Lee received a bachelor’s degree in management and engineering from Beijing Institute of Technology, a master’s degree in economics from Renmin University of China, and a master’s degree in accounting and finance from the London School of Economics.

Mr. Lee’s compensation as director of the Company is set forth in an appointment letter with the Company dated August 17, 2009. He will be paid a monthly fee of $2,000. He will also be granted an option to purchase 10,000 shares of common stock of Company at an exercise price equivalent to the closing price per share of common stock on the date of the grant. Such option shall be exercisable one year from the date of grant and may be exercised until August 2019, provided that Mr. Lee is still a director of or otherwise engaged by the Company.

There is no family relationship between Mr. Zhang and Mr. Lee with any of our other officers and directors. Currently Mr. Yizhao Zhang is a director of China Green Agriculture, Inc. and China Education Alliance, Inc., both of which are NYSE Amex-listed companies. He is also a director of Kaisa Group Holdings Ltd, one of the biggest property developers in China. Apart from the Company, Mr. Lee is not a director of any other company.

Item 8.01.	Other Events

On  August 17, 2009, the Company issued a press release annexed hereto as Exhibit 99.1 hereto.

The information in this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and shall not be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
99.1 Press Release dated August 17, 2009, issued by Universal Travel Group.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2009	UNIVERSAL TRAVEL GROUP

	By:	/s/ Jiangping Jiang
Jiangping Jiang
Chairwoman and Chief Executive Officer